                            STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made this     day of May, 1997 by SAF T LOK INCORPORATED,
a Florida corporation (the "Company"), in favor of DAVID P. CHAPMAN (the "Holder").

                                   Recital:

The Company and the Holder are simultaneously herewith entering into a Consulting Agreement pursuant to which the Company shall engage the Holder as its part time chief financial officer (the "Consulting Agreement"). As partial compensation thereunder the Company agreed to grant the Holder an option to purchase restricted shares of the Company's common stock.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed, among other things, to grant to the Holder the Option (as herein defined).

1.  Grant.  The Company hereby grants to the Holder the right to purchase one
    -----
hundred fifty thousand (150,000) newly-issued shares (the "Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), exercisable at any time and from time to time through April 30, 2002 (the "Option").

2.  Exercise Price.  The exercise price per Share for which all or any of the
    --------------
Shares may be purchased pursuant to the terms of the Option is two dollars and fifty cents ($2.50) (the "Exercise Price").

3.  Exercise  The Option may be exercised by the Holder so long as he is engaged
    --------
by the Company pursuant to the Consulting Agreement, or within 90 days of termination if termination occurred without cause. The term "Cause" as used in this paragraph shall mean: (1) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (2) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination; (3) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (4) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; (5) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof. The option may be exercised as to all or in increments of ten thousand (10,000) Shares upon delivery of written notice of intent to exercise in the form attached hereto as Exhibit "A" to the Company at the following address:
18245 S.E. Federal Highway, Tequesta, Florida 33469, or such other address as the Company shall designate in a written notice to the Holder, together with (1) a check payable to the Company for the aggregate Exercise Price of the shares so purchased, or (2) shares of the Company's common stock or cancellation of a vested portion of the Stock Option, or any combination of the foregoing in an amount determined by the Company to be equal to the full option price of the shares of stock being purchased. Upon exercise of the Option as aforesaid, the Company shall, as promptly as practicable,and in any event within thirty (30) days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of whole Shares for which the Option is being exercised. The Company covenants and agrees that it shall pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of any Shares upon exercise of the Option.

4.  Repurchase.  If the Consulting Agreement is terminated for cause, the
    ----------
Company may repurchase the Shares acquired by the Holder hereunder within ninety (90) days of such termination at a price equal to the average daily trading price (bid price) of the stock for the five trading days preceding the date of termination. To exercise its repurchase right, the Company must notify the Holder in writing of its intent to repurchase, specifying the date and time at which payment for the Shares of the Holder to be repurchased is to occur and the number of Shares to be repurchased. The date specified shall be no later than thirty (30) days after the notification date. Settlement shall take place on the repurchase at the Company's headquarters. The Holder shall deliver to the Company at settlement the certificate or certificates, duly endorsed, evidencing the Shares being repurchased and the Company shall deliver to the Holder a good check in payment therefor. In the event the Holder does not perform in accordance with the preceding sentence, the Company may deposit its check into escrow for the benefit of the Holder, to be held by the escrow agreement until withdrawn by the Holder upon compliance with the preceding sentence. Upon such deposit into escrow, the Holder's Shares being repurchased shall be deemed to have been transferred from the Holder to the Company upon compliance with the preceding sentence. Upon such deposit into escrow, the Holder's Shares being repurchased shall be deemed to have been transferred from the Holder to the Company and the Holder shall have no further rights therein.

5.  Covenants and Conditions.  The above provisions are subject to the
    ------------------------
following:

     (a) Neither the Option nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws (the "Blue Sky Laws"). The Option has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement under the Securities Act and applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel and which will not be unreasonably withheld from the Holder. Transfer of the Shares issued upon the exercise of the Option shall be restricted in the same manner and to the same extent as the Option and the certificates representing such Shares shall bear substantially the following legend:

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAW SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

    TRANSFERABILITY IS FURTHER RESTRICTED UNDER THE TERMS OF A STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE OPTIONEE NAMED THEREIN.



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


The Holder agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Option and any Shares issued upon exercise of the Option with applicable federal and state securities laws.

     (b) The Company covenants and agrees that all Shares which may be issued upon exercise of the Option shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of the Option such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

6.  Transfer of Option.  The option is exercisable only by the Holder, except
    ------------------
in the case of Holder's death while under contract to the Company, in which case, the option is exercisable by Holder's estate's personal representative any time within six (6) months of Holder's death.

7.  Adjustment Upon Changes In Capitalization.
    -----------------------------------------

    (a) If all or any portion of the Option shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event occurring after the date hereof, then the Holder exercising the Option shall receive, for the aggregate price paid upon the exercise, the aggregate number and class of shares which the Holder would have received if the Option had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 7(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to the Option shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(a), the Company shall forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

    (b) If all or any portion of the Option shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company or other similar event occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which the Holder would have received if the Option had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Option shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 7(b), the Company shall forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

8.  Registration Rights.
    -------------------

    (a) In the event the Company proposes to file a registration statement under the Securities Act which relates to a current offering of securities of the Company (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the Company by Holder, relate to and meet the requirements of the Securities Act with respect to any public offering of the Shares so as to permit the public sale of all or some portion of the Shares. The Company shall give written notice to the Holder of its intention to file a registration statement under the Securities Act relating to a current offering of securities of the Company not less than fifteen (15) days prior to the filing of such registration statement. Any written request of the Holder to include the Shares held by the Holder shall be given to the Company not less than five (5) days prior to the date specified in the notice as the date on which such registration statement is intended to be filed with the Securities and Exchange Commission. Neither the delivery or such notice by the Company nor of such request by the Holder shall obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine to withdraw such registration statement and not offer the securities intended to be offered by the Company to which the registration statement relate, without liability to the Holder on account thereof.

    (b) In the event the Holder elects to include the Shares in a registration statement in accordance with subsection (a) of this Section 8, the Company shall:

        (i) Supply to the Holder a reasonable number of copies of the preliminary, final and other prospectus in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder and such other documents as the Holder shall reasonable request;

        (ii) Use its best efforts to cause the Shares to be registered, qualified or exempted under the securities laws of such reasonable number and selection of states selected by the Holder and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the proposed sale or other disposition of the Shares in such states; provided, however, that in no event shall the Company be obligated,
             ----------------
in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified;

        (iii) Keep effective for a period of ninety (90) days after the initial effectiveness thereof all such registration statements, and cooperate in taking such action as may be necessary to keep effective such other registrations, qualifications or exemptions, and do any and all other acts and things for such period, not to exceed such ninety (90) days, as may be necessary to permit the public sale or other disposition of such Shares by the Holder; and

        (iv) Pay all costs of the registration statement and the public offering and such other registrations, qualifications or exemptions, exclusive of (A) brokers or sales commissions on the sale of the Shares; and (B) any legal fees incurred by the Holder in connection with the registration statement or public offering.

9.  Notices.  The Company shall provide the Holder with a copy of any notice
    -------
that the Company is required to provide those persons holding shares of the Common Stock on the same date such persons receive such notice.

10.  Loss, Destruction, Etc. of Agreement.  Upon receipt of evidence
     ------------------------------------
satisfactory to the Company of the loss, theft, mutilation or destruction of this Agreement, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Agreement, the Company shall make and deliver a new Agreement of like tenor in lieu of such lost, stolen, destroyed or mutilated Agreement. Any Agreement executed and delivered under the provisions of this
Section 10 in lieu of any Agreement alleged to be lost, destroyed or stolen, or in lieu of any mutilated Agreement, shall constitute an original contractual obligation on the part of the Company.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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

IN WITNESS WHEREOF, the Company and the Holder have executed this Stock Option Agreement as of the date first above written.

                                       SAF T LOK INCORPORATED


                                       By:
                                          ----------------------------------
                                          John L. Gardner, President




                                       -------------------------------------
                                       DAVID P. CHAPMAN





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

                                Exhibit "A" to
                  Stock Option Agreement dated May    , 1997

                   NOTICE OF EXERCISE OF OPTION TO PURCHASE
                            SHARES OF COMMON STOCK
                           OF SAF T LOK INCORPORATED

The undersigned does by this notice request that Saf T Lok Incorporated, a Florida corporation (the "Company"), issue to the undersigned that number of shares of Common Stock specified below (the "Shares") at the price per Share specified below pursuant to the exercise of the undersigned's option under the
Stock Option Agreement (the "Agreement") dated May   , 1997 between the
undersigned and the Company.

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Option is being exercised by the price specified), by good check.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned's own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling game at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1. The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Act and the applicable state securities or Blue Sky law or laws or an exemption from such registration requirements is available.

2. The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.

3. If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.

A.  Date of Stock Option Agreement:  May    , 1997

B.  Number of Shares covered by Agreement:  150,000

C. Number of Shares of Common Stock actually to be purchased at this time (must be 10,000 Shares or whole multiples thereof):
                                                  ---------------

D.  Exercise price per Share:  $2.50

E.  Aggregate price to be paid for Shares actually purchased (D multiplied by
    C):  $
          --------------


Dated:
      --------------------------------

                                            Very truly yours,


                                            --------------------------------
                                            DAVID P. CHAPMAN

                                            Residence:

                                            --------------------------------

                                            --------------------------------

                                            --------------------------------

ACCEPTED:

SAF T LOK INCORPORATED


By:
   -----------------------------------
   Title:
         -----------------------------

Dated:
      --------------------------------


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